EXHIBIT 4.1

COMMON STOCK

This Certifies that________________________________________________________________________________________________is the

registered holder of______________________________________________________________________________________________Shares

                                                       FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, 0.0005 PAR VALUE,

GO EZ CORPORATION

Transferable only on the books of the Corporation by the holder herein of person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officer and its Corporate seal to be here unto affixed this_______day of_______A.D. 20___.

SECRETARY	PRESIDENT

The value received_________________________________hereby sell, assign and transfer unto____________________________________________________________________

________________________________________________________________Shares

represented by the within Certificate, and do hereby irrevocable constitute and appoint

________________________________________________Attoney

to transfer the said Stock on the books of the within named

Corporation with full power of substitution in the premises.

Dated__________, 20_____________.

In presence of   ________________________________